THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of August 17, 2016, to the Distribution Agreement, dated as of April 26, 2006, as amended March 11, 2009 and August 10, 2010 (the “Agreement”), is entered into by and among TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”) on behalf of the SNOW CAPITAL FUNDS (the “Funds”), QUASAR DISTRIBUTORS, LLC, (the “Distributor”) and SNOW CAPITAL MANAGEMENT, L.P. (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Snow Capital Dividend Plus Fund and the Snow Capital Focused Value Fund; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC
By: /s/ John P. Buckel	By: /s/ James R. Schoenike
Printed Name: John P. Buckel	Printed Name: James R. Schoenike
Title: President	Title: President

SNOW CAPITAL MANAGEMENT, L.P.
By:	/s/ Carl Vuono
Name:	Carl Vuono	Title:	COO

Amended Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Trust for Professional Managers

Name of Series
Snow Capital Opportunity Fund
Snow Small Cap Value Fund
Snow Capital Dividend Plus Fund
Snow Capital Focused Value Fund

Amended Exhibit B to the Trust for Professional Managers Distribution Agreement
QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE effective October 1, 2016 thru September 30, 2021

Regulatory Distribution Annual Services Per Fund*
____ basis points on assets over $____ plus

Base annual fee for the Snow Capital Opportunity Fund and the Snow Capital Small Cap Value Fund:
▪ $____ /fund

Base annual fee for the Dividend Plus Fund and the Focused Value Fund:
▪ $____ for the first three years
▪ $____ thereafter

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Standard Advertising Compliance Review
▪ $____ per communication piece for the first 10 pages (minutes if audio or video); $____ per page (minute if audio or video) thereafter.
▪ $____ FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $____ per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review
▪ $____ for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪ $____ FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $____ per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff (if desired)
▪ $____ /year per registered representative
▪ Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪ $____ /FINRA designated branch location
▪ Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets
▪ Design - $____ /fact sheet, includes first production
▪ Production - $____ /fact sheet per production period
▪ All printing costs are miscellaneous expenses, and in addition to the design fee and production fee
▪ Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Miscellaneous Expenses
Reasonable miscellaneous expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪ Typesetting, printing and distribution of prospectuses and shareholder reports
▪ Production, printing, distribution, and placement of advertising, sales literature, and materials
▪ Engagement of designers, free-lance writers, and public relations firms
▪ Long-distance telephone lines, services, and charges
▪ Postage, overnight delivery charges
▪ FINRA registration fees [To include late U5 charge (if applicable)]
     (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪ Record retention
▪ Travel, lodging, and meals

* CPI rates for the Snow Capital Small Cap Value Fund and the Snow Capital Opportunity Fund in effect as of 10/1/16 will remain in effect and not increase for the life of the contract if the contract term is two years.  Also, if the contract term is two years, CPI will not apply at all to the Dividend Plus Fund or the Focused Value Fund.

Fees are billed monthly.

(Signature on the following page)

Snow

 Amended Exhibit B (continued) to the Trust for Professional Managers Distribution Agreement

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B SNOW CAPITAL MANAGEMENT, L.P.

By:	/s/ Carl Vuono	Date:	10/11/2016

Printed Name and Title:	Carl Vuono, COO

Snow